SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): November 19, 2008



                           U.S. HELICOPTER CORPORATION
               (Exact Name of Registrant as Specified in Charter)



     Delaware                              001-32580          27-0096927
---------------------------------        -------------     ------------------
(State or Other Jurisdiction of          (Commission          (IRS Employer
Incorporation or Organization)           File Number)      Identification No.)

6 East River Piers, Suite 216, Downtown Manhattan Heliport,
New York, NY                                                            10004
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(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code: (212) 248-2002
                                                           --------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On November 19, 2008, U.S. Helicopter Corporation ("we", "us" or the "Company") entered into a Note Purchase Agreement with 154 West Aviation Enterprises Inc. (the "Investor"), pursuant to which we agreed to issue a total of $1,000,000 in principal amount of notes (the "Notes"). In connection with this financing, we also issued to the Investor warrants to purchase an aggregate of 2,000,000 shares of our common stock as an inducement to enter into the transaction. Such warrants contain an exercise price of $0.20 per share, are exercisable for a period of five years and carry piggyback registration rights for the shares underlying such warrants.

         The first closing of the Notes took place on November 19, 2008, pursuant to which we issued a promissory note in the principal amount of $500,000 and warrants to purchase up to 1,000,000 shares of our common stock. The parties agreed that the closing of the second tranche in an amount of $500,000 will occur on December 22, 2008, pursuant to which we will issue a note in the principal amount of $500,000 and additional warrants to purchase up to 1,000,000 shares of our common stock.

         The Notes accrue interest at the rate of 15% per annum from the date of issuance. We also paid origination fees totaling $25,000 to the Investor upon the first closing, as well as 60 days' worth of prepaid interest under the initial $500,000 advance made by the November 19, 2008 Investor. Such fees are also payable by us upon the second $500,000 closing on December 22, 2008. We plan to use the remaining net proceeds received in this financing for working capital.

         The Notes, along with all accrued and unpaid interest, are repayable on the earlier of (a) January 31, 2009 or (b) the date upon which we receive at least $5.0 million in gross proceeds pursuant to a sale of our securities in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. Notwithstanding the foregoing, we agreed to remit certain payments made by our largest customer on a monthly basis in the event that the Investor elects because of a default under the Notes, or the Investor reasonably believes that (i) our financial condition has experienced a material adverse change, or is reasonably likely to experience a material adverse change in the immediate future, or (ii) we have failed to make sufficient progress towards obtaining financing from potential investors identified by us.

         Issuance of the securities sold in these transactions was exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The securities were sold to two accredited investors in private transactions without the use of any form of general solicitation or advertising. The underlying securities are "restricted securities" subject to applicable limitations on resale.

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                        SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.

                   SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02.    UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.


ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.89     Securities Purchase Agreement dated November 19, 2008 by and between
          U.S. Helicopter Corporation and 154 West Aviation Inc.             (1)

10.90     Form of Promissory Note in the Principal Amount of $500,000 Issued in
          Favor of 154 West Aviation Enterprises Inc.                        (1)


10.91 Form of Warrant to purchase 1,000,000 shares of U.S. Helicopter Corporation common stock issued to 154 West Aviation Enterprises
          Inc.                                                               (1)


(1) Exhibit filed herewith.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 25, 2008

                                            U.S. HELICOPTER CORPORATION
                                            (Registrant)



                                            By:    /s/ George J. Mehm, Jr.
                                                 -------------------------------
                                                 George J. Mehm, Jr.
                                                 Chief Financial Officer




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